Exhibit 99.1

                                              Contact:  Peter	 W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788

                                                        Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416

FOR IMMEDIATE RELEASE
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           LOEWS CORPORATION ANNOUNCES AGREEMENT TO PURCHASE TEXAS GAS
           -----------------------------------------------------------
               TRANSMISSION CORPORATION FROM WILLIAMS COMPANIES
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                       TRANSACTION VALUED AT $1.045 BILLION
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            LOEWS TO HOLD CONFERENCE CALL TODAY AT 11:00 A.M. EDT
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  NEW YORK, April 14, 2003 - Loews Corporation (NYSE:LTR) today announced that it has entered into an agreement to purchase Texas Gas Transmission
Corporation from The Williams Companies, Inc. (NYSE:WMB). The transaction value is $1.045 billion, which includes $795 million in cash to be paid to Williams and $250 million in debt that will remain at Texas Gas. The closing of the transaction, which is expected to occur in early June 2003, is subject to normal and customary conditions, including the filing of notification under the Hart-Scott-Rodino antitrust law.

  Texas Gas owns and operates a 5,800-mile pipeline system that transports natural gas from the Gulf Coast, east Texas and north Louisiana to markets in the southern United States through the Midwest. Texas Gas has a delivery capacity of 2.8 billion cubic feet (Bcf) per day and a working storage capacity of 55 Bcf. In 2002, the company reported net income of $56 million on revenues of $267 million.

  James Tisch, CEO of Loews, commented on the acquisition, "Texas Gas is a highly attractive asset with an experienced and capable management team, and we are pleased that it will become a subsidiary of Loews. The transaction should be accretive to earnings per share and provide very attractive free cash flow to Loews."

  Loews intends to issue additional debt at the subsidiary level immediately following the acquisition of Texas Gas. It is anticipated that this recapitalization would bring the debt-to-total capital ratio of Texas Gas to approximately 50 percent.

Conference Call at 11:00 a.m. Today
-----------------------------------

  Loews will hold a conference call at 11:00 a.m. EDT, Monday, April 14, 2003, to discuss the planned acquisition of Texas Gas. A live broadcast of this conference call will be available

                                                                      - More -


online at the Loews website (www.loews.com). Please go to the website at least 10 minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (888) 896-0863. An online replay will be available at the Company's website for one week following the call.

  Loews Corporation, a holding company, is one of the largest diversified financial corporations in the United States. Its principal subsidiaries are CNA Financial Corporation, Lorillard, Inc., Diamond Offshore Drilling, Loews Hotels, and Bulova Corporation.

                                       * * *

  Forward-Looking Statements. Statements in this press release that contain
  --------------------------
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 include, but are not limited to, statements using the words "believes", "expects", "plans", "intends", "should" and similar expressions, and other statements concerning the Company's future plans, objectives, and expected performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.

  Important risk factors that could cause actual results to differ include, but are not limited to: any adverse impact on Texas Gas as a result of it no longer being a part of the Williams Companies gas pipeline operations; domestic demand for natural gas; Texas Gas's reliance on Gulf Coast natural gas supplies; extensive competition from other regional pipelines; economic and political changes in markets where the Texas Gas competes, such as regulation, inflation rates, and other external factors over which the Company has no control; and the outcome of contingencies (including completion of the acquisition, arranging financing and regulatory approval). A discussion of the additional risk factors that could impact the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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